Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-204935) of Hatteras Financial Corp.,
(2)	Registration Statement (Form S-8 No. 333-206652) pertaining to the Inducement Restricted Stock Awards of Hatteras Financial Corp.,
(3)	Registration Statement (Form S-8 No. 333-204936) pertaining to the 2015 Equity Incentive Plan of Hatteras Financial Corp.,
(4)	Registration Statement (Form S-8 No. 333-166609) pertaining to the 2010 Equity Incentive Plan of Hatteras Financial Corp., and
(5)	Registration Statement (Form S-8 No. 333-150535) pertaining to the 2007 Equity Incentive Plan of Hatteras Financial Corp.;

of our reports dated February 24, 2016, with respect to the consolidated financial statements of Hatteras Financial Corp., and the effectiveness of internal control over financial reporting of Hatteras Financial Corp. included in this Annual Report (Form 10-K) of Hatteras Financial Corp. for the year ended December 31, 2015.

/s/ Ernst & Young LLP

February 24, 2016

Charlotte, North Carolina